Exhibit 10.1

LETTER AGREEMENT

June 3, 2026

InterPrivate Investment Partners V, Inc.

1350 Avenue of the Americas, 2nd Floor

New York, New York 10019

Cantor Fitzgerald & Co.
499 Park Avenue
New York, New York 10022

Re: Initial Public Offering

Ladies and Gentlemen:

This letter agreement (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between InterPrivate Investment Partners V, Inc., a Cayman Islands exempted company (the “Company”), and Cantor Fitzgerald & Co. as representative (the “Representative”) of the underwriters named therein (the “Underwriters”), relating to the underwritten initial public offering (the “IPO”) of 17,500,000 units of the Company (or up to 20,125,000 units if the Over-Allotment Option is exercised in full) (the “Units”), each comprised of one Class A ordinary share, par value $0.0001 per share, of the Company (the “Ordinary Shares”), and one-third of one redeemable warrant (each whole warrant, a “Warrant”). Each Warrant entitles the holder thereof to purchase one Ordinary Share at a price of $11.50 per share, subject to adjustment. The Units shall be sold in the IPO pursuant to the Registration Statement on Form S-1 (File No. 333-295323) under the Securities Act of 1933, as amended (the “Securities Act”), and prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”). Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. If the Company solicits approval of its shareholders of a Business Combination, the undersigned will (i) vote all Ordinary Shares and Founder Shares beneficially owned by it, whether acquired before, in or after the IPO, in favor of such Business Combination, except that the undersigned shall not vote any Ordinary Shares or Founder Shares purchased by the undersigned after the Company publicly announces its intention to engage in such Business Combination for or against such Business Combination, and (ii) not redeem any Ordinary Shares or Founder Shares owned by the undersigned in connection with such shareholder approval. If the Company seeks to consummate a Business Combination by engaging in a tender offer, the undersigned agrees not to sell or tender any Ordinary Shares or Founder Shares owned by the undersigned in connection therewith.

2. (a) In the event that the Company fails to consummate a Business Combination within the Completion Window, the undersigned shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem 100% of the then-outstanding IPO Shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and less up to $100,000 of interest to pay dissolution expenses), divided by the number of then-outstanding IPO Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and its board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. The undersigned agrees not to propose any amendment to the Memorandum and Articles of Association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with an initial Business Combination or to redeem 100% of the IPO Shares if the Company does not complete an initial Business Combination within the Completion Window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity (each, an “Amendment”), in each case unless the Company provides holders of the IPO Shares with the opportunity to redeem their IPO Shares upon approval of any such Amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, if any, divided by the number of then-outstanding IPO Shares.

(b) The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account with respect to its Founder Shares and Private Placement Units (and the underlying securities) (a “Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever; provided, that, the undersigned will be entitled to liquidating distributions (i) from the Trust Account with respect to any IPO Shares the undersigned holds if the Company fails to complete a Business Combination within the Completion Window and (ii) from assets outside the Trust Account with respect to any Founder Shares and Ordinary Shares underlying the Private Placement Units. The undersigned acknowledges and agrees that there will be no distribution from the Trust Account with respect to any Private Placement Warrants (and the underlying Ordinary Shares), which will terminate and expire worthless upon the Company’s liquidation.

3.  To the extent that the Underwriters do not exercise their Over-Allotment Option, the undersigned agrees that, upon the expiration or waiver of such Over-Allotment Option, it shall return to the Company, for cancellation at no cost, a number of Founder Shares equal to 656,250 multiplied by a fraction, (a) the numerator of which is 2,625,000 minus the number of Units purchased by the Underwriters upon the exercise of the Over-Allotment Option, and (b) the denominator of which is 2,625,000.  The undersigned further agrees that to the extent that (i) the size of the IPO is increased or decreased and (ii) the undersigned has either purchased or sold Ordinary Shares or an adjustment to the number of Founder Shares has been effected by way of a share split, share dividend, reverse share split, contribution back to capital or otherwise, in each case in connection with such increase or decrease in the size of the IPO, then (A) the references to 2,625,000 in the numerator and denominator of the formula in the immediately preceding sentence shall be changed to a number equal to 15% of the number of Ordinary Shares included in the Units issued in the IPO and (B) the reference to 656,250 in the formula set forth in the immediately preceding sentence shall be adjusted to such number of Ordinary Shares that the undersigned would have to return to the Company in order to hold, together with the other initial shareholders, an aggregate of 20.0% of the Company’s issued and outstanding IPO Shares and Founder Shares immediately after the IPO.

4. (a) The undersigned agrees that it shall not effectuate a Transfer of any Founder Shares until the earlier of (i) (A) with respect to 50% the undersigned’s Founder Shares, six months after the completion of a Business Combination and (B) with respect to the remaining 50% of the undersigned’s Founder Shares, one year after the completion of a Business Combination, or (ii) the date following the completion of a Business Combination on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property (the “Founder Shares Lock-Up”).

(b) Notwithstanding the provisions set forth in paragraph 4(a)(i)(A), the Founder Shares Lock-Up restrictions will be removed earlier if the closing price of the Ordinary Shares equals or exceeds $12.00 per Ordinary Share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination.

(c) The undersigned agrees that it shall not effectuate a Transfer of any Private Placement Units, or the Ordinary Shares or Private Placement Warrants comprising such Private Placement Units (or the Ordinary Shares underlying such Private Placement Warrants), until 30 days after the completion of a Business Combination and as further subject to the transfer restrictions described in the Private Placement Unit Purchase Agreements relating to the Private Placement Units.

(d) Notwithstanding the provisions set forth in this paragraph 4 or in paragraph 5, Transfers of the Founder Shares and Private Placement Units, and the Ordinary Shares and Private Placement Warrants comprising such Private Placement Units (and the Ordinary Shares underlying such Private Placement Warrants) are permitted (i) to the Company’s or the Underwriters’ respective officers, directors, advisors or consultants, any affiliate or family member of any of the Company’s or the Underwriters’ officers, directors, advisors or consultants, any members or partners of the undersigned or their affiliates and funds and accounts advised by such members or partners, any affiliates of the undersigned, or any employees of such affiliates; (ii) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is a member of such person’s immediate family, an affiliate of such person or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement, in connection with an extension of the Completion Window or in connection with the consummation of a Business Combination at prices no greater than the price at which the shares or warrants were originally purchased; (vi) as pro rata distributions from the undersigned or any Underwriter to their respective members, partners or shareholders pursuant to the undersigned’s or an Underwriter’s limited liability company agreement or other charter documents; (vii) by virtue of the laws of the Cayman Islands or the undersigned’s limited liability company agreement upon dissolution of the undersigned or upon dissolution of an Underwriter; (viii) to a nominee or custodian of a person or entity to whom a transfer would be permissible under clauses (i) through (vii); (ix) in the event of the Company’s liquidation prior to the consummation of an initial Business Combination; (x) to the Company for no value for cancellation in connection with the consummation of an initial Business Combination; or (xi) in the event that, subsequent to the consummation of an initial Business Combination, the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property; provided, however, that in the case of clauses (i) through (viii), these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in this Letter Agreement.

5. During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the undersigned will not, without the prior written consent of the Representative, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any Units, Ordinary Shares, Founder Shares or Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by the undersigned, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Units, Ordinary Shares, Founder Shares, Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by the undersigned, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

6. The undersigned acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with the undersigned or any Insiders of the Company or their affiliates, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such Business Combination is fair to the Company from a financial point of view.

7. The undersigned hereby waives its right to exercise redemption rights with respect to any Founder Shares and Ordinary Shares owned or to be owned by the undersigned, directly or indirectly, whether purchased prior to the IPO, in the IPO or in the aftermarket, and agrees that it will not (i) seek redemption with respect to or otherwise sell such shares to the Company in connection with any Business Combination as described in paragraph 1 hereof, nor (ii) seek redemption with respect to such shares in connection with the approval of an Amendment as described in paragraph 2(a) hereof.

8. In the event of the liquidation of the Trust Account, the undersigned (in such capacity, the “Indemnitor”), agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement (a “Target”) or (ii) any vendor or other person for services rendered or products sold to the Company (except for the Company’s independent registered public accounting firm), but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per IPO Share and (ii) the actual amount per IPO Share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per IPO Share due to reductions in the value of the trust assets, in each case including interest earned on the funds held in the Trust Account but net of interest that may be withdrawn to pay the Company’s taxes; provided, that such indemnity shall not apply if such Target, vendor or other person has executed an agreement waiving any claims against the Trust Account and all rights to seek access to the Trust Account whether or not such agreement is enforceable. In the event that any such executed waiver is deemed unenforceable against such third party, the Indemnitor shall not be responsible for any liability as a result of any such third-party claims. Notwithstanding any of the foregoing, such indemnification of the Company by the Indemnitor shall not apply as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, Indemnitor agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses. The undersigned shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the undersigned, the undersigned notifies the Company in writing that it shall undertake such defense.

9. To the fullest extent permitted by applicable law and the Memorandum and Articles of Association, the Company hereby agrees to defend, indemnify, hold harmless and exonerate (including the advancement of expenses to the fullest extent permitted by applicable law) the Sponsor, InterPrivate LLC and their respective present and former members, managers and affiliates and their respective present and former officers and directors (each, a “Sponsor Indemnitee”) from any and all costs, fees, expenses, judgments, liabilities, fines, penalties, reasonable attorneys’ fees and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such costs, fees, expenses, judgments, liabilities, fines, penalties and amounts paid in settlement) actually, and reasonably, incurred by a Sponsor Indemnitee or on a Sponsor Indemnitee’s behalf in connection with any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, hearing or any other actual, threatened or completed proceeding instituted by the Company or any third party, whether civil, criminal, administrative or investigative in nature, in respect of any investment opportunities sourced by a Sponsor Indemnitee for the Company or any liability arising with respect to a Sponsor Indemnitee’s activities in connection with the affairs of the Company (in each case to the extent that such indemnification, hold harmless and exoneration obligations with respect to such matters are not expressly covered by a separate written agreement between the Company and the applicable Sponsor Indemnitee); provided, that in no event shall a Sponsor Indemnitee be entitled to be indemnified or held harmless hereunder in respect of any costs, fees, expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (if any) that a Sponsor Indemnitee may incur by reason of such person’s own actual fraud or intentional misconduct; provided, further, that, for the avoidance of doubt, under no circumstance shall a Sponsor Indemnitee have a claim to any monies or assets held in the Trust Account, and the Company shall not be permitted to procure monies or assets held in the Trust Account for the satisfaction of its obligations to any Sponsor Indemnitee in respect of the indemnification provided hereunder. The Sponsor Indemnitees shall be third party beneficiaries of this paragraph.

10. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive, and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

11. As used herein, (i) a “Business Combination” shall mean a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination by the Company with one or more businesses or entities; (ii) “Completion Window” shall mean the period ending on the date that is 24 months from the closing of the IPO, or such earlier liquidation date as the Company’s board of directors may approve, or such later date as may be approved by the Company’s shareholders, in each case in accordance with the Memorandum and Articles of Association; (iii) “Founder Shares” shall mean the Class B ordinary shares, par value $0.0001 per share, of the Company issued prior to the consummation of the IPO, including the Ordinary Shares issued or issuable upon conversion of the Founder Shares in accordance with the Memorandum and Articles of Association; (iv) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the closing of the IPO; (v) “IPO Shares” shall mean the Ordinary Shares issued as part of the Units; (vi) “Memorandum and Articles of Association” shall mean the Company’s Amended and Restated Memorandum and Articles of Association, as the same may be amended from time to time; (vii) “Over-Allotment Option” shall mean the over-allotment option to purchase up to an additional 2,625,000 Units granted to the Underwriters (as described in the Prospectus); (viii) “Private Placement Units” shall mean the aggregate of 540,000 units that the Sponsor and Underwriters have agreed to purchase for an aggregate purchase price of $5,400,000, or $10.00 per unit, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (ix) “Private Placement Warrants” shall mean the warrants comprising part of the Private Placement Units; (x) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); and (xi) “Trust Account” shall mean the trust account into which the net proceeds of the IPO and a portion of the proceeds from the sale of the Private Placement Units will be deposited.

12. The undersigned represents and warrants that: (i) the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; (ii) the undersigned has never been convicted of, or pleaded guilty to, any crime (A) involving fraud, (B) relating to any financial transaction or handling of funds of another person or (C) pertaining to any dealings in any securities and such Insider is not currently a defendant in any such criminal proceeding; and (iii) the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

13. The undersigned hereby agrees and acknowledges that: (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by the undersigned of its obligations (as applicable) under paragraphs 1, 2, 3, 4(a), 4(c) and 8, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

14. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, facsimile transmission, or electronic mail.

15. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph 15 shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the parties hereto and any successors and assigns thereof.

16. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Founder Shares Lock-Up or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the IPO is not consummated and closed by June 30, 2026, provided further that paragraph 8 hereof shall survive such liquidation.

17. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto. Each of the parties hereto hereby acknowledges and agrees that the Representative is a third-party beneficiary of this Letter Agreement.

18. The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render any Underwriter a representative of, or a fiduciary with respect to, the Company, its shareholders or any creditor or vendor of the Company with respect to the subject matter hereof.

[Signature Page Follows]

Sincerely,

INTERPRIVATE ACQUISITION MANAGEMENT V LLC

By:	/s/ Ahmed Fattouh
Name:	Ahmed Fattouh
Title:	Managing Member

Acknowledged and Agreed:

INTERPRIVATE INVESTMENT PARTNERS V, INC.

By:	/s/ Ahmed Fattouh
Name:	Ahmed Fattouh
Title:	Chief Executive Officer

[Signature Page to Letter Agreement (Sponsor)]